Exhibit 99.1

oti Reports First Quarter 2016 Financial Results

Company Achieves Lowest Quarterly Level of Operating Expenses and Adjusted EBITDA
Loss in More than Two Years

Rosh Pina, Israel – May 10, 2016 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment systems, reported financial results for the first quarter ended March 31, 2016.

Q1 2016 Operational Highlights

•	Expanded support of payment processing services for vending machines and kiosks across the European Union.

•	Formed a strategic partnership with Apriva to bring a unified mobile and cashless payment solution to the global kiosk market.

•	Secured partnerships with leading vending distributors to the Spanish, Portuguese, Italian, Slovakian, and Czech markets.

•	Partnered with NEXTEP SYSTEMS to equip drive-thru kiosks with oti's SATURN 6500 TRIO reader.

•	Received a series of follow-on orders totaling more than 25,000 NFC readers from two major North American customers.

•	Continued the implementation of the company’s efficiency program, which significantly reduced operating expenses and enhanced gross margins.

•	Demonstrated prototypes of NFC-based cashless payments solutions at the RETAILTECH JAPAN trade show with development partner Billing System Corporation.

Q1 2016 Financial Details

Total revenues were $4.9 million compared to $5.0 million in the same year-ago period.

Gross profit increased 3% to $2.55 million (52% of revenue) from $2.47 million (50% of revenue) in the same year-ago period.

Operating expenses decreased 24% to $3.3 million from $4.3 million in the same year-ago period.

Net loss from continuing operations improved to $867,000 or $(0.02) per share from a net loss from continuing operations of $2.1 million or $(0.05) per share in the same year-ago period.

Adjusted EBITDA loss from continuing operations improved to $395,000 from a loss of $1.1 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents and short-term investments totaled $9.6 million, compared to $10.9 million at the end of the prior quarter.

Management Commentary

“Our performance in the first quarter began to demonstrate some of the positive financial and operational results from the key strategic initiatives we implemented in the second half of last year,” said oti CEO, Shlomi Cohen. “These measures were designed to optimize our internal processes and manufacturing practices, as well as reduce costs and accelerate growth. With the major phase of the efficiency program now complete, oti is a leaner, more flexible, and more capable organization today than ever before.

“More specifically, these benefits had a direct impact on our financial results, as seen by the meaningful improvement in our gross margins and operating expenses during the quarter. In fact, our total operating expenses were at their lowest level in over two years. The significant decrease in our operating expenses, coupled with the improvement of our gross margin, allowed us to achieve another two-year milestone—the lowest quarterly adjusted EBITDA loss. It’s also important to note that from a topline perspective, our revenue was up on a sequential basis, excluding the one-time license fee we recognized in the prior quarter.

“Our progress executing on our growth plan was evident by the number of new partnerships and wins we secured during the quarter, including a series of significant follow-on orders from two of our major North American customers. On top of this, we now support payment-processing services in the European Union.  We believe this makes us one of the few, if not the only cashless payments solutions provider with full payment processing coverage in both the EU and U.S—the two largest unattended markets. We are seeing increasing demand for our turn-key solution that integrates the cashless payment hardware with telemetry, low-fee payment processing, and cloud-based system management. This is reaffirmed by not only the growing level of interest from our prospective customers, but also from our expanding pipeline of opportunities and the initial purchase orders we have secured for our otiMetry system. We plan to start generating recurring revenue starting in the second quarter.

“Since my appointment as CEO in August, we underwent a transformation in our business model that expanded our focus from purely a product-oriented company to a platform-based company. This included launching a new product line that not only enables point-of-sale transactions, but also facilitates the ongoing support and monitoring of unattended vending operations. We are now able to target a significantly larger addressable market, while providing an opportunity to generate multiple recurring revenue streams.

“Along those lines, our success in 2016 will be measured by our continued ability to penetrate new markets and verticals and to generate recurring revenue, as well as our ability to leverage our relatively fixed cost structure. We are confident the successful execution of this plan will position oti as a growing technology leader for the Internet of Things.”

Conference Call

oti will hold a conference call today (May 10, 2016) at 10:30 a.m. Eastern time to discuss these results. oti CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Date: Tuesday, May 10, 2016
Time: 10:30 a.m. Eastern time
U.S. dial-in: 1-877-407-0784
International dial-in: 1-201-689-8560

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company’s website at http://investors.otiglobal.com/, the content of which is not part of this press release.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

A replay of the call will be available after 1:30 p.m. Eastern time through June 10, 2016.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 13636205

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense, patent litigation and maintenance expenses and other expenses. oti believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of oti’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED  RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:
(In thousands, except share and per share data)
	Three months ended March 31
	2016	2015
	(Unaudited)	(Unaudited)
Net loss	$(928)	$(1,760)

Net (income) loss from discontinued operations	61	(362)
Financial expenses, net	104	225
Depreciation	308	298
Taxes on income	16	19

TOTAL EBITDA FROM CONTINUING OPERATIONS	$(439)	$(1,580)

Patent litigation and maintenance	17	176
Other expenses	-	77
Stock-based compensation	27	180
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(395)	$(1,147)

About oti
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which is not part of this press release.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, the company is making forward-looking statements. For example, forward-looking statements include statements regarding our intent to rollout new products and our position to capitalize on the cashless payment market. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Nir (Neil) Barr
oti Marketing Director
+972-4-686-8004
press@otiglobal.com

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	March 31	December 31
	2016	2015
Assets

Current assets
Cash and cash equivalents	$5,053	$5,450
Short-term investments	4,584	5,454
Trade receivables (net of allowance for doubtful
accounts of $788 and $778 as of March 31, 2016
and December 31, 2015, respectively)	3,909	2,418
Other receivables and prepaid expenses	2,208	2,183
Inventories	2,990	3,330

Total current assets	18,744	18,835

Long-term restricted deposit for employees benefit	501	524

Severance pay deposits	337	455

Property, plant and equipment, net	8,709	8,668

Intangible assets, net	217	180

Total Assets	$28,508	$28,662

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	March 31	December 31
	2016	2015
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$4,165	$3,815
Trade payables	6,135	5,441
Other current liabilities	2,628	2,724

Total current liabilities	12,928	11,980

Long-Term Liabilities
Long-term loans, net of current maturities	2,192	2,359
Accrued severance pay	921	1,148
Deferred tax liability	377	352
Total long-term liabilities	3,490	3,859

Total Liabilities	16,418	15,839

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of March 31, 2016 and
December 31, 2015; issued: 42,029,673 and 42,014,673 shares as of March 31, 2016 and December 31, 2015, respectively;
outstanding: 40,850,974 and 40,835,974 shares
as of March 31, 2016 and December 31, 2015, respectively	1,055	1,055
Additional paid-in capital	225,952	225,925
Treasury shares at cost - 1,178,699 shares as of March 31,
2016 and December 31, 2015	(2,000)	(2,000)
Accumulated other comprehensive loss	(916)	(1,084)
Accumulated deficit	(210,119)	(209,254)
Total Shareholder’s equity	13,972	14,642
Non-controlling interest	(1,882)	(1,819)

Total Equity	12,090	12,823

Total Liabilities and Equity	$28,508	$28,662

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended March 31
	2016	2015
Revenues
Sales	$3,493	$3,597
Licensing and transaction fees	1,384	1,378

Total revenues	4,877	4,975

Cost of revenues
Cost of sales	2,332	2,505
Total cost of revenues	2,332	2,505

Gross profit	2,545	2,470
Operating expenses
Research and development	751	968
Selling and marketing	1,586	1,886
General and administrative	938	1,241
Patent litigation and maintenance	17	176
Other expenses	-	77

Total operating expenses	3,292	4,348

Operating loss from continuing operations	(747)	(1,878)
Financial expenses, net	(104)	(225)

Loss from continuing operations before taxes on income	(851)	(2,103)

Income tax	(16)	(19)

Net loss from continuing operations	(867)	(2,122)
Net (loss) income from discontinued operations	(61)	362

Net loss	(928)	(1,760)

Net loss (income) attributable to non-controlling interest	63	(9)
Net loss attributable to shareholders	$(865)	$(1,769)
Basic and diluted net (loss) profit attributable to
shareholders per ordinary share
From continuing operations	$(0.02)	$(0.05)
From discontinued operations	$-	$0.01
	$(0.02)	$(0.04)
Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	40,874,474	40,856,403

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Three months ended March 31
	2016	2015
Cash flows from continuing operating activities
Net loss from continuing operations	$(867)	$(2,122)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options issued
to employees	27	180
Accrued interest and linkage differences	(7)	(2)
Depreciation	308	298

Changes in operating assets and liabilities:
Accrued severance pay, net	(109)	(20)
Deferred tax, net	16	19
(Increase) decrease in trade receivables, net	(1,408)	1,383
Decrease in other receivables and prepaid expenses	3	31
Decrease in inventories	377	501
Increase (decrease) in trade payables	506	(288)
Decrease in other current liabilities	(139)	(148)
Net cash used in continuing operating activities	(1,293)	(168)

Cash flows from continuing investing activities

Purchase of property and equipment	(83)	(111)
Decrease in short-term investments, net	901	816
Investment in capitalized product costs	(54)	(6)
Net cash provided by continuing investing activities	764	699

Cash flows from continuing financing activities
Increase in short-term bank credit, net	286	108
Proceeds from long-term bank loans	27	-
Repayment of long-term bank loans	(263)	(229)
Proceeds from exercise of options	(* )	-

Net cash provided by (used in) continuing financing activities	50	(121)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	-	(25)
Net cash used in discontinued investing activities	(61)	-

Total net cash used in discontinued operations	(61)	(25)

Effect of exchange rate changes on cash and cash equivalents	143	(167)

(Decrease) increase in cash and cash equivalents	(397)	218
Cash and cash equivalents at the beginning of the period	5,450	5,351

Cash and cash equivalents at the end of the period	$5,053	$5,569

(*)           Less than $1.